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                  (Name of Registrant as Specified in Charter)


             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION
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      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

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                  applies:

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paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (4)      Date Filed:

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              THE COMMITTEE TO REVITALIZE DOMINION BRIDGE EXPRESSES
               DISAPPOINTMENT OVER LACK OF VALID PROPOSALS, URGES
                 SHAREHOLDERS TO VOTE THEIR WHITE CONSENT CARDS

FOR IMMEDIATE RELEASE:  JULY 23, 1997

NEW YORK, NEW YORK -- The Committee to Revitalize Dominion Bridge Corporation responded to the Company's announcement that it was purportedly putting itself up for sale by urging shareholders to vote with the Committee and to reject the Company's speculation about possible future deals.

         John D. Kuhns, Chairman of the Committee, said "Approximately six weeks ago, the Board of the Company retained Legg Mason and directed them to `explore strategic alternatives designed to enhance shareholder value'. Last Wednesday at the Company's shareholder information meeting, the Committee is informed, senior management and Legg Mason announced that the Company had received proposals, and that the substance of these proposals would be available beginning Tuesday, July 22.

         "Now we are told that the Board is merely beginning a sale process. Apparently, there is no material information on the promised proposals, if indeed there are any proposals. We believe that this is a delaying tactic designed to induce shareholders to forego voting for the Committee. In the Committee's view, the shareholders have but one choice to make, and they have no further reason to wait -- select a new management team for the Company and reject incumbent senior management," said Kenneth W. Mariash, President of the Committee. "We urgently recommend that shareholders vote their white proxy cards today, so that new management for the Company can replace the incumbents as soon as possible."

         Members of the Committee also stress that they support any BONA FIDE effort to enhance the shareholder value process, and will not oppose any valid proposal that they believe would receive majority shareholder support. "Our consent solicitation seeks to replace senior management, not the Board of Directors," said John Dutton, Secretary to the Committee. "In effect, the Company's announcement yesterday confirms that senior management are lame ducks. By voting the white consent card, shareholders can change the management team, while the process initiated by the Board to achieve shareholder value continues. We believe that a new management team can assist in the process by creating a more focused company which can potentially lead to higher values."